Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-35396; 333-116393; 333-143377; 333-157661; 333-178348; 333-181666; 333-185290; 333-211965; and 333-225578) and Form S-3ASR (333-225577) of Applied Materials, Inc. of our reports dated December 13, 2018, with respect to the consolidated balance sheets of Applied Materials, Inc. and subsidiaries as of October 28, 2018 and October 29, 2017, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended October 28, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of October 28, 2018, which reports appear in the October 28, 2018 annual report on Form 10-K of Applied Materials, Inc.

/s/ KPMG LLP
KPMG LLP

Santa Clara, California
December 13, 2018

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